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                                                                    Exhibit 10.2
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                                                              March 9, 1999



Salomon Smith Barney, Inc.
As Representative of the Underwriters
named in Schedule I
390 Greenwich Street
New York, New York 10013


MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

                  Re: Underwriting Agreement dated February 24, 1999 (the "Underwriting Agreement") between Advanta Mortgage Conduit Services, Inc. ("Advanta") and Salomon Smith Barney, Inc. as representative of the Underwriters (the "Representative") and the Indemnification Agreement dated as of February 24, 1999 (the "Indemnification Agreement") among MBIA Insurance Corporation (the "Insurer"), Advanta and the Underwriters

Ladies and Gentlemen:

                  Pursuant to the Underwriting Agreement and the Indemnification Agreement (together, the "Designated Agreements"), Advanta has undertaken certain financial obligations with respect to the indemnification of the Underwriters and the Insurer with respect to the Registration Statement, the Prospectus and the Prospectus Supplement described in the Designated Agreements. Any financial obligations of Advanta under the Designated Agreements, whether or not specifically enumerated in this paragraph, are hereinafter referred to as the "Joint and Several Obligations"; provided, however, the "Joint and Several Obligations" shall mean only the financial obligations of Advanta under the Designated Agreements (including the payment of money damages for a breach of any of Advanta's obligations under the Designated Agreement, whether financial or otherwise) but shall not include any obligations not relating to the payment of money.

                  As a condition of their respective executions of the Underwriting Agreement and of the Indemnification Agreement, the Underwriters and the Insurer have required the undersigned, Advanta Mortgage Holding Company ("AMHC"), the parent corporation of Advanta, to acknowledge its joint-and-several liability with Advanta for the payment of the Joint and Several Obligations under the Designated Agreements.

Now, therefore, the Underwriters, the Insurer and AMHC do hereby agree that:
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               (i)         AMHC hereby agrees to be absolutely and
                           unconditionally jointly and severally liable with Advanta to the Underwriters for the payment of the Joint and Several Obligations under the Underwriting Agreement.

              (ii) AMHC hereby agrees to be absolutely and unconditionally jointly and severally liable with Advanta to the Insurer for the payment of the Joint and Several Obligations under the Indemnification Agreement.

             (iii) AMHC may honor its obligations hereunder either by direct payment of any Joint and Several Obligations or by causing any Joint and Several Obligations to be paid to the Underwriters and to the Insurer by Advanta or another affiliate of AMHC.


                  Capitalized terms used herein and not defined herein shall have their respective meanings set forth in the Agreement.


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                                                Very truly yours,

                                                ADVANTA MORTGAGE HOLDING COMPANY


                                                By:   /s/ Michael Coco
                                                      --------------------------
                                                      Name:  Michael Coco
                                                      Title: Vice President

SALOMON SMITH BARNEY, INC.
[as Representative of the Underwriters]

By:   /s/ Paul Humphrey
      --------------------------
      Name:  Paul Humphrey
      Title: Vice President


MBIA INSURANCE CORPORATION


By:   /s/ Lisa A. Wilson
      --------------------------
      Name:  Lisa A. Wilson
      Title: Assistant Secretary




                       [AMHC Guaranty to the Underwriter]

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